UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2022

BREEZE HOLDINGS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39718	85-1849315
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

955 W. John Carpenter Freeway, Suite 100-929

Irving, TX 75039

(Address of principal executive offices)

(619) 500-7747

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BREZ	The NASDAQ Stock Market LLC
Rights exchangeable into one-twentieth of one share of common stock	BREZR	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per whole share	BREZW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2022, Dan Hunt resigned from the Board of Directors (the “Board”) of Breeze Holdings Acquisition Corp. (the “Company”), including his roles as a member of the audit committee, and the chairman of the nominating and corporate governance committee. Mr. Hunt informed the Company that his decision to resign as a director and committee member was due to personal reasons and that there was no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 12, 2022, the Board, upon recommendation of the nominating and corporate governance committee, appointed James L. Williams to fill the vacancies created by Mr. Hunt’s resignation from the Board, including the roles as a member of the audit committee and the chairman of the nominating and corporate governance committee. Mr. Williams will serve until the current term of the Class I directors of the Board expires at the next annual meeting of the Company, at which time he may be re-elected to retain his position on the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE HOLDINGS ACQUISITION CORP.

Date: August 15, 2022	By:	/s/ J. Douglas Ramsey
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Chief Executive Officer and Chief Financial Officer